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                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement (File No. 33-74668) of MFS Variable Insurance Trust of our reports, each dated February 6, 2002, appearing in the annual reports to shareholders of MFS Bond Series, MFS Capital Opportunity Series, MFS Emerging Growth Series, MFS Global Equity Series, MFS Global Governments Series, MFS High Income Series, MFS Investors Growth Stock Series (FORMERLY KNOWN AS MFS GROWTH SERIES), MFS Investors Trust Series (FORMERLY KNOWN AS MFS GROWTH WITH INCOME SERIES), MFS Mid Cap Growth Series, MFS Money Markets Series, MFS New Discovery Series, MFS Research Series, MFS Total Return Series and MFS Utilities Series, for the year ended December 31, 2001. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE, LLP
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Deloitte & Touche, LLP

Boston, Massachusetts
February 19, 2002